UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	73-1283193
(State of organization)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class to be so registered _____________________________________________	Name of each exchange on which each class is to be registered _______________________________________
Rights To Purchase Series A Participating Cumulative Preferred Stock	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act Registration Statement File Number To Which This Form Relates: N/A

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

NONE

(Title of Each Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed by Unit Corporation (the "Company") with the Securities and Exchange Commission on May 23, 1995 relating to the Rights Agreement, dated as of May 19, 1995, between the Company and Chemical Bank as Rights Agent, as subsequently amended by the First Amendment of the Rights Agreement, dated as of June 7, 2001, and the Second Amendment, dated August 14, 2002, each by and between the Company and Mellon Investor Services L.L.C., as successor to Chemical Bank as Rights Agent (the "Rights Agreement"). Such Form 8-A is hereby incorporated by reference herein.

On May 18, 2005, the Company and the Rights Agent amended and restated the Rights Agreement to amend the definition of the term “Purchase Price” to mean $160.00 and to extend the "Expiration Date" until May 19, 2015, and to delete the definition of the term “Permitted Investors”. The foregoing summary of the Rights Agreement as amended and restated is qualified in its entirety by reference to the full text of the amended and restated Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

ITEM 2. EXHIBITS.

4.1

Rights Agreement as amended and restated on May 18, 2005, between the Company and Mellon Investor Services L.L.C., as successor to Chemical Bank, together with the Form of Certificate of Designations, the Form of Rights Certificate and Summary of Rights attached thereto as Exhibits 1(A), 1(B) and 1(C), respectively (incorporated by reference to Exhibit 4a to our Form 8-K dated May 24, 2005 filed with the SEC on May 24, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Unit Corporation

Date: May 24, 2005	By:	/s/ Mark E. Schelll
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No. Description.

4.1

Rights Agreement as amended and restated on May 18, 2005, between the Company and Mellon Investor Services L.L.C., as successor to Chemical Bank, together with the Form of Certificate of Designations, the Form of Rights Certificate and Summary of Rights attached thereto as Exhibits 1(A), 1(B) and 1(C), respectively (incorporated by reference to Exhibit 4a to our Form 8-K dated May 24, 2005 filed with the SEC on May 24, 2005).